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                                                                   EXHIBIT 11.01


                       INVIVO CORPORATION AND SUBSIDIARIES

                STATEMENT OF COMPUTATION OF NET INCOME PER SHARE




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
                                                              FOR THE FISCAL YEAR ENDED JUNE 30,
                                                        ---------------------------------------------------
                                                           2000                1999                 1998
                                                        ---------            ---------            ---------
BASIC:

         Weighted average common
          Shares outstanding                            4,328,897            3,552,148            3,264,966
                                                        =========            =========            =========

         Net Income                                     4,966,900            3,817,900            2,262,500
                                                        =========            =========            =========

         Basic net income per common share                   1.15                 1.07                 0.69
                                                        =========            =========            =========

DILUTED:

         Weighted average common
          Shares outstanding  (basic)                   4,328,897            3,552,148            3,264,966

         Dilutive stock options                           168,593              279,112              161,752
                                                        ---------            ---------            ---------

         Weighted average common
          Shares outstanding (diluted)                  4,497,490            3,831,260            3,426,718
                                                        =========            =========            =========

         Net Income                                     4,966,900            3,817,900            2,262,500
                                                        =========            =========            =========

         Diluted net income per common share            $    1.10            $    1.00                 0.66
                                                        =========            =========            =========
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